Exhibit 99.1

Ørsted to acquire full ownership of Sunrise Wind subject to award in New York 4 offshore wind solicitation

NEW YORK – JANUARY 24, 2024 – Ørsted has signed an agreement with Eversource to acquire Eversource’s 50 percent share of Sunrise Wind, a 924 MW offshore wind farm which would deliver power to New York. The acquisition is subject to the successful award of Sunrise Wind in the ongoing New York 4 solicitation for offshore wind capacity, signing of an OREC (Offshore Wind Renewable Energy Certificates) contract with New York’s energy agency, NYSERDA, finalization of acquisition agreements, receipt of construction and operations plan (COP), and relevant regulatory approvals.

If Sunrise Wind is not successful in the solicitation, the existing OREC contract for Sunrise Wind will be cancelled per the state’s requirements, and Ørsted and Eversource’s 50/50 joint venture for Sunrise Wind will remain in place. In that scenario, the joint venture will evaluate its next steps. If the project is provisionally awarded, a new contract will be negotiated with NYSERDA under the updated terms of the current solicitation.

As the most mature offshore wind project in New York’s pipeline, Sunrise Wind is, if awarded in the New York 4 solicitation, expected to be completed in 2026, helping New York achieve its goal of reaching 70 percent renewable energy by 2030.

The Sunrise Wind design has been reviewed and accepted by all relevant state agencies, and the project has secured all major supplier and project labor agreements to commence construction shortly after award. Final federal permits are expected this summer.

David Hardy, Group Executive Vice President and CEO of Region Americas at Ørsted, says:

“Following a thorough risk review of our US portfolio, we’re comfortable with taking full ownership of Sunrise Wind if the project is awarded in New York 4. This transaction is a value-accretive opportunity for Ørsted and the best path forward for the project.

“Sunrise Wind will be our third offshore wind farm off the Northeast coast, following South Fork and Revolution Wind, which are already under construction. The Northeast is an increasing priority for Ørsted, including these projects, port assets, a trained workforce, and supply chain partners. We’re building a future offshore wind hub that is strategic for Sunrise Wind, if awarded, as well as for upcoming solicitations in the region, helping us to differentiate and de-risk potential future bids and projects.”

Joe Nolan, Chief Executive Officer and President of Eversource Energy, says:

“We’re proud of the work we have already accomplished for Sunrise Wind and look forward to continuing our leadership position building onshore interconnection systems for offshore wind projects in the Northeast.”

About Ørsted

A global clean energy leader, Ørsted develops, constructs, and operates offshore and land-based wind farms, solar farms, energy storage facilities, and bioenergy plants. Ørsted was the first energy company in the world to have its science-based net-zero emissions target validated by the Science Based Targets initiative (SBTi) and is recognized as the world's most sustainable energy developer in the Corporate Knights Global 100 Index.

In the United States, the company has approximately 700 employees and a portfolio of clean energy assets and partnerships that includes offshore wind energy, land-based wind energy, solar, battery storage and e-fuels. Ørsted is a U.S. leader in offshore wind energy with approximately 3 gigawatts in development and operates America’s first offshore wind farm, located off the coast of Block Island. Ørsted has a total U.S. land-based capacity of 5 gigawatts across wind, solar, storage technologies and e-fuels. To learn more about the Ørsted U.S. business, visit us.orsted.com or follow the company on Twitter (@ØrstedUS), Instagram, and Facebook.

About Eversource

Eversource (NYSE: ES), celebrated as a national leader for its corporate citizenship, is the #1 energy company in Newsweek’s list of America’s Most Responsible Companies for 2024 and recognized as a Five-Year Champion, appearing in every edition of the list. Eversource transmits and delivers electricity and natural gas and supplies water to approximately 4.4 million customers in Connecticut, Massachusetts and New Hampshire. The #1 energy efficiency provider in the nation, Eversource harnesses the commitment of approximately 9,900 employees across three states to build a single, united company around the mission of safely delivering reliable energy and water with superior customer service. The company is empowering a clean energy future in the Northeast, with nationally recognized energy efficiency solutions and successful programs to integrate new clean energy resources like a first-in-the-nation networked geothermal pilot project, solar, offshore wind, electric vehicles and battery storage, into the electric system. For more information, please visit eversource.com, and follow us on X, Facebook, Instagram, and LinkedIn. For more information on our water services, visit aquarionwater.com.

Forward-Looking Statements

This release includes statements concerning Eversource’s expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events and other statements that are not historical facts, including the progress and anticipated timing of its offshore wind investment sale process, the potential terms thereof, participation in and outcome of rebidding in the New York RFP and its plans for building onshore interconnection systems. These statements are “forward-looking statements” within the meaning of U.S. federal securities laws. Generally, readers can identify these forward-looking statements through the use of words or phrases such as “estimate,” “expect,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “would,” “should,” “could” and other similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements. Forward-looking statements are based on the current expectations, estimates, assumptions or projections of management and are not guarantees of future performance. These expectations, estimates, assumptions or projections may vary materially from actual results. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, important factors that may cause our actual results or outcomes to differ materially from those contained in our forward-looking statements, including, but not limited to: our ability to complete the offshore wind investment sale process on the timeline or the terms we expect; the risk that we and the potential purchaser, or the potential purchaser and Ørsted, are unable to reach definitive agreements necessary to consummate the transactions described above; the outcome of the power purchase agreement bid process for Sunrise Wind and the risk of losing the bid to a competing offer; the ability to qualify for investment tax credits in the amounts we expect; variability in the costs and projected returns of the offshore wind projects and the risk of deterioration of market conditions in the offshore wind industry; cyberattacks or breaches, including those resulting in the compromise of the confidentiality of our proprietary information and the personal information of our customers; disruptions in the capital markets or other events that make our access to necessary capital more difficult or costly; changes in economic conditions, including impact on interest rates, tax policies, and customer demand and payment ability; ability or inability to commence and complete our major strategic development projects and opportunities; acts of war or terrorism, physical attacks or grid disturbances that may damage and disrupt our electric transmission and electric, natural gas, and water distribution systems; actions or inaction of local, state and federal regulatory, public policy and taxing bodies; substandard performance of third-party suppliers and service providers; fluctuations in weather patterns, including extreme weather due to climate change; changes in business conditions, which could include disruptive technology or development of alternative energy sources related to our current or future business model; contamination of, or disruption in, our water supplies; changes in levels or timing of capital expenditures; changes in laws, regulations or regulatory policy, including compliance with environmental laws and regulations; changes in accounting standards and financial reporting regulations; actions of rating agencies; and other presently unknown or unforeseen factors.

Media Contact

Meaghan Wims

mwims@duffyshanley.com

401-261-1641

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